Exhibit 10.7
TERMINATION AGREEMENT
This TERMINATION AGREEMENT (this “Agreement”), dated as of July 16 2020, is by and among Altaris Capital Partners, LLC, a Delaware limited liability company (“Advisor”), BIC Holdings LLC, a Delaware limited liability company (“BIC Holdings”), Trean Holdings LLC, a Delaware limited liability company (“Trean Holdings”), and Trean Insurance Group, Inc., a Delaware corporation (“Trean Insurance Group”). The parties hereto are referred to herein as the “Parties”.
WITNESSETH:
WHEREAS, Advisor and BIC Holdings entered into that certain Consulting Agreement, dated as of July 31, 2015 (the “BIC Consulting Agreement”);
WHEREAS, Advisor and Trean entered into that certain Amended and Restated Consulting Agreement, dated as of April 29, 2016 (as amended, the “Trean Consulting Agreement” and, collectively with the BIC Consulting Agreement, the “Consulting Agreements”);
WHEREAS, reference is made to that certain Reorganization Agreement, dated as of the date hereof (the “Reorganization Agreement”), by and among Trean Insurance Group, BIC Holdings, Trean Holdings, Trean Corporation, a Minnesota corporation, Trean Compstar Holdings LLC, a Delaware limited liability company, and the Pre-IPO Unitholders (as defined therein), pursuant to which, among other things, all of the assets and obligations of BIC Holdings and Trean Holdings (including those under the Consulting Agreements) were transferred to and assumed by Trean Insurance Group; and
WHEREAS, pursuant to each Consulting Agreement, the Parties have agreed to terminate the Consulting Agreements immediately prior to the IPO (as defined in the Reorganization Agreement), subject to the terms set forth below.
NOW, THEREFORE, in consideration of the foregoing, the mutual promises, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.    Termination. The Parties acknowledge and agree that, (i) as promptly as practicable, and in any event within three business days after the consummation of the IPO, Trean Insurance Group (as assignee of BIC Holdings’ obligations under the BIC Consulting Agreement) shall pay or cause to be paid to Advisor Six Million One Hundred Thirty-Eight Thousand Eight Hundred Sixty Dollars ($6,138,860) (the “BIC Exit Fee Amount”), and Trean Insurance Group (as assignee of Trean Holdings’ obligations under the Trean Consulting Agreement) shall pay or cause to be paid to Advisor One Million Five Hundred Thousand Eight-Five Dollars ($1,500,085) (the “Trean Exit Fee Amount” and, collectively with the BIC Exit Fee Amount, the “Exit Fee Amounts”), which represent all amounts owing to Advisor under the Consulting Agreements, including without limitation the outstanding amount of all accrued and unpaid reimbursable expenses and Consulting Fees (as defined in the Trean Consulting Agreement), and (ii) effective at the time of the IPO (but subject to the following sentence) the Consulting Agreements shall be terminated. Upon payment of the Exit Fee Amounts to Advisor by Trean Insurance Group and such termination of the Consulting Agreements, notwithstanding any provision to the contrary contained in the Consulting Agreements, the Consulting Agreements shall be of no further force or effect, and no party thereto shall have any surviving obligations, rights or duties thereunder, except (a) the obligation of Trean Insurance Group to pay the Exit Fee Amounts to Advisor as provided above, and (b) the obligations of Trean Insurance Group (as assignee of BIC Holdings’ and Trean Holdings’ obligations under the Consulting Agreements) provided under Section 9 of each Consulting Agreement.
2.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of each Party and its respective successors and assigns.
3.    Further Assurances. Each Party will execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.
4.    Entire Agreement. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and supersede any prior communication or agreement with respect thereto.
5.    Governing Law. This Agreement shall be governed by the law of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.
6.    Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced under any applicable law in any particular respect or under any particular circumstances, such finding shall in no event invalidate any other provision of this Agreement. This Agreement shall be construed and enforced as if such provision were not contained in this Agreement to the fullest extent possible consistent with expressing the original intent of this Agreement.
7.    Counterparts. This Agreement may be executed in two or more counterparts, including by facsimile or electronic mail, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.
[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

BIC HOLDINGS LLC

By:    /s/ Andrew M. O’Brien
Name:    Andrew M. O’Brien
Title:     Authorized Signatory

TREAN HOLDINGS LLC

By:    /s/ Andrew M. O’Brien
Name:    Andrew M. O’Brien
Title:     Authorized Signatory

TREAN INSURANCE GROUP, INC.

By:    /s/ Andrew M. O’Brien
Name:    Andrew M. O’Brien
Title:     Authorized Signatory

ALTARIS CAPITAL PARTNERS, LLC

By:    /s/ Daniel G. Tully
Name:    Daniel G. Tully
Title:     Authorized Signatory

2